Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Chester Valley Bancorp, Inc:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG Peat Marwick, LLP

Philadelphia, Pennsylvania
April 28, 1998